Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 14, 2024, except for Note 15(a), as to which the date is September 26, 2024, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of CAMP4 Therapeutics Corporation dated September 26, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 26, 2024